THIRD AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT

This Amendment to Personal Employment Agreement (this "**Amendment**") is entered as of 1 April, 2015, by and between **Bio Light Israeli Life Sciences Investments Ltd.**, company no. 513680793, a company organized under the laws of the State of Israel, having its principal office at Building 3, 5th Floor, Tel Aviv 61581 Israel (the "**Company**") and **Itai Bar-Natan**, ID No. 032181703 residing at Emek Braha St., Tel Aviv, Israel (the "**Employee**").

WHEREAS, the Company and Employee are parties to that certain Personal Employment Agreement, dated April 17, 2013 (the "**Employment Agreement**");

WHEREAS, the Company and the Employee wish to amend the Employment Agreement, in the manner set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Definitions.

   Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement.

2. Amendments.

   2.1 Section 2.1 of the Employment Agreement is replaced, in its entirety, with the following new Section 2.1:

   *"2.1 The Company agrees to pay to the Employee in consideration for the Employee's obligations to Company in a full time position as specified herein, a gross salary of NIS 38,000 (thirty eight thousand New Israeli Shekels) per month (the "**Salary**")."*

   2.2 The second paragraph to section 5.1.1 of the Employment Agreement is replaced, in its entirety, with the following:

   "Notwithstanding the foregoing, Employee may forfeit said entitlement to a company car and in lieu thereof be entitled to car expenses in the amount of NIS 4,300. For avoidance of doubt, such car expenses shall not be deemed as part of the salary for the calculation of social benefits paid under the Agreement".

3. The terms of this Amendment of the Employment Agreement as set forth herein shall be deemed effective as of April 1, 2015.

4. It is hereby agreed, that other than as amended herein the provisions of the Employment Agreement shall remain in full force and effect insofar as they do not contradict the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Bio Light Israeli Life Sciences Investments Ltd.

By: Suzana Nahum Zilberberg
Title: CEO
/s/ Israel Makov
Chairman

Itai Bar-Natan

/s/ Itai Bar-Natan